As filed with the Securities and Exchange Commission on April 11, 2016

Registration No. 333-208024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

messageBgone, Inc.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7370

(Primary Standard Industrial Classification Code Number)

30-0881998

(I.R.S. Employer Identification Number)

53 Moo 3

Tha Hin, Banpho

Chachoengsao 24130 THAILAND

Country Code: (1) Telephone No.: (702) 381-5798

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arraya Wilaiphan

President

messageBgone, Inc.

2360 Corporate Circle, Suite 400

Henderson, Nevada 89074-7739

(702) 381-5798

E-mail: arraya.wilaiphan@messagebgone.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Explanatory Note

messageBgone, Inc. has prepared this Amendment No.  6 to the Registration Statement on Form S-1 (File No. 333-208024) for the purpose of filing with the Securities and Exchange Commission Exhibit 23.1 to the Registration Statement. This Amendment No.  6 does not modify or change any provision of, or add to, the Prospectus that forms a part of the Registration Statement (such Prospectus is not included herein) or to Items 13, 14, 15, 16 or 17 of Part II of the Registration Statement.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibits
3(i)	Articles of Incorporation of messageBgone, Inc., dated August 25, 2015. *
3(ii)	Bylaws of messageBgone, Inc., approved and adopted on August 26, 2015. *
5	Opinion of David E. Price, Esq. regarding the legality of the securities being registered. *
10.1	Lending agreement between messageBgone, Inc. and Arraya Wilaiphan (Sole Director and Officer). **
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Consent of Kyle L. Tingle, CPA, LLC, regarding the use of the report of the auditors and the financial statements of messageBgone, Inc. in this Registration Statement for the period ending November 30, 2015 and August 31, 2015.

* Previously filed on form S-1/A, November 19, 2015.

** Previously filed on form S-1/A, January 29, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tha Hin, Sub-District of Banpho, Province of Chachoengsao, Country of Thailand, on this 11th day of April, 2016.

messageBgone, Inc.

By:	/s/ Arraya Wilaiphan
Arraya Wilaiphan
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: April 11, 2016	By:	/s/ Arraya Wilaiphan
Arraya Wilaiphan
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

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